EXHIBIT 99
News Release
For further information contact: Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports a 36% Adjusted EBITDA Increase for its

Second Quarter Ended July 29, 2012

DALLAS—August 30, 2012—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its second quarter ended July 29, 2012.

Total revenues increased 15.0% to $147.9 million in the second quarter of 2012 compared to $128.7 million in the second quarter of 2011. The revenue increase was comprised of a 5.4% increase in comparable store sales along with a $12.6 million increase in revenues from non-comparable stores. Across all stores, Food and Beverage revenues increased 11.8% and Amusements and Other revenues increased 18.1%.

Adjusted EBITDA increased 36.0% to $26.7 million in the second quarter of 2012 from $19.7 million in the second quarter of 2011.

Total revenues for the 26-week period increased 12.3% to $311.4 million compared to $277.3 million for the 26-week period last year. The revenue increase was comprised of a 2.4% increase in comparable store sales along with a $28.7 million increase in revenues from non-comparable stores. This was partially offset by a $0.9 million revenue reduction related to the May 2, 2011 closure of a store in Dallas, Texas. Across all stores, Food and Beverage revenues increased 9.0% and Amusement and Other revenues increased 15.6%.

Adjusted EBITDA for the 26-week period increased 24.6% to $66.4 million from $53.3 million for the comparable period last year.

“We delivered an outstanding second quarter performance and attribute our success in driving higher sales and profitability to several factors,” said CEO Steve King. “Specifically, we introduced several new food and beverage items, which were well received by our guests, and featured our most significant new games launch ever in our television advertising, all of which positively impacted our revenues. We also benefited from strong contributions of stores opened in 2011 and 2012, further demonstrating the soundness of our real estate strategy and broad-based appeal of our concept. We are pleased with the momentum achieved through the first half of the year.”

Non-GAAP Financial Measures

A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss second quarter results on Thursday, August 30, 2012, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To participate in the conference call please dial (877) 317-6789 a few minutes before call start time and reference conference ID# 10017607. Canadian callers should dial (866) 605-3852; callers from all other international locations should dial 1 (412) 317-6789 to participate in the call. Additionally, a live and archived webcast of the conference call will be available on the Company's website, www.daveandbusters.com.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s is the premier national owner and operator of 59 high-volume venues that offer interactive entertainment options for adults and families, such as skill/sports-oriented redemption games and technologically advanced video and simulation games, combined with a full menu of high quality food and beverages. Dave & Buster’s currently has stores in 25 states and Canada. For additional information on Dave & Buster’s, please visit www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	July 29, 2012	January 29, 2012
	(unaudited)	(audited)
Current assets:

Cash and cash equivalents	$54,725	$33,684

Other current assets	37,011	41,310

Total current assets	$91,736	$74,994

Property and equipment, net	318,031	323,342

Intangible and other assets, net	378,867	380,326

Total assets	$788,634	$778,662

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$87,270	$86,643

Other long-term liabilities	102,752	104,987

Long-term debt, less current liabilities, net unamortized discount	344,576	345,167

Stockholders' equity	254,036	241,865

Total liabilities and stockholders' equity	$788,634	$778,662

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	13 Weeks Ended		13 Weeks Ended
	July 29, 2012		July 31, 2011

Food and beverage revenues	$71,431	48.3%	$63,877	49.6%
Amusement and other revenues	76,510	51.7%	64,787	50.4%
Total revenues	147,941	100.0%	128,664	100.0%

Cost of products	29,388	19.9%	25,745	20.0%
Store operating expenses	85,756	57.9%	76,242	59.3%
General and administrative expenses	8,840	6.0%	8,614	6.7%
Depreciation and amortization	15,032	10.1%	13,225	10.3%
Pre-opening costs	559	0.4%	1,431	1.1%
Total operating expenses	139,575	94.3%	125,257	97.4%

Operating income	8,366	5.7%	3,407	2.6%
Interest expense, net	8,051	5.5%	8,213	6.3%

Income (loss) before income tax benefit	315	0.2%	(4,806)	-3.7%
Income tax benefit	(372)	-0.3%	(1,688)	-1.3%
Net income (loss)	$687	0.5%	$(3,118)	-2.4%

Other information:
Company-owned and operated stores open at end of period (1)	59		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended	13 Weeks Ended
	July 29, 2012	July 31, 2011

Total net income (loss)	$687	$(3,118)
Add back: Interest expense, net	8,051	8,213
Income tax benefit	(372)	(1,688)
Depreciation and amortization	15,032	13,225
EBITDA	23,398	16,632
Add back: Loss on asset disposal	1,603	549
Share-based compensation	212	262
Currency transaction loss	51	38
Pre-opening costs	559	1,431
Reimbursement of affiliate expenses	173	175
Deferred amusement revenue and ticket
redemption liability adjustments	637	350
Transaction and other costs	101	214
Adjusted EBITDA (2)	$26,734	$19,651

DAVE & BUSTER’S, INC.

Consolidated Statements of Operations

(dollars in thousands)

(unaudited)

	26 Weeks Ended		26 Weeks Ended
	July 29, 2012		July 31, 2011

Food and beverage revenues	$150,575	48.4%	$138,139	49.8%
Amusement and other revenues	160,840	51.6%	139,128	50.2%
Total revenues	311,415	100.0%	277,267	100.0%

Cost of products	60,342	19.4%	54,044	19.5%
Store operating expenses	171,247	55.0%	155,613	56.1%
General and administrative expenses	17,857	5.7%	17,425	6.3%
Depreciation and amortization	29,827	9.6%	26,295	9.5%
Pre-opening costs	709	0.2%	2,171	0.8%
Total operating expenses	279,982	89.9%	255,548	92.2%

Operating income	31,433	10.1%	21,719	7.8%
Interest expense, net	16,393	5.3%	16,456	5.9%

Income before income tax provision	15,040	4.8%	5,263	1.9%
Income tax provision	3,369	1.1%	1,663	0.6%
Net income	$11,671	3.7%	$3,600	1.3%

Other information:
Company-owned and operated stores open at end of period (1)	59		57

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	26 Weeks Ended	26 Weeks Ended
	July 29, 2012	July 31, 2011

Total net income	$11,671	$3,600
Add back: Interest expense, net	16,393	16,456
Provision for income taxes	3,369	1,663
Depreciation and amortization	29,827	26,295
EBITDA	61,260	48,014
Add back: Loss on asset disposal	1,939	977
Share-based compensation	504	622
Currency transaction (loss) gain	4	(157)
Pre-opening costs	709	2,171
Reimbursement of affiliate expenses	374	240
Deferred amusement revenue and ticket
redemption liability adjustments	1,416	968
Transaction and other costs	202	451
Adjusted EBITDA (2)	$66,408	$53,286

NOTE

(1) The store count excludes one franchise location in Canada.

(2) EBITDA, a non-GAAP measure, is defined as net income (loss) before income tax provision (benefit), interest expense (net) and depreciation and amortization. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA plus (gain) loss on asset disposal, share-based compensation expense, pre-opening costs, reimbursement of affiliate expenses, and other non-cash or non-recurring charges. The company believes that EBITDA and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our senior secured credit facility and indentures relating to the Company’s senior notes. Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.